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                            VIEWPOINT ON THE PARKWAY
                                 LEASE AGREEMENT



THIS LEASE is made and entered into this 15TH day of AUGUST 1996 by and between Diana Wilkins, (hereinafter referred to as "Lessor"or"Landlord") and RENAISSANCE ENTERTAINMENT CORPORATION (hereinafter referred to as "Lessee" or "Tenant").

SECTION 1. LEASED PREMISES.

Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the premises known and described as 4410 ARAPAHOE SUITE 200 AND 205 (hereinafter referred to as the "Premises" and shown on Exhibit A), consisting of approximately 3868 rentable square feet in the office building known as 4410 ARAPAHOE BOULDER, COLORADO 80303 (hereinafter referred to as the "Building"), in the office park commonly known as VIEWPOINT ON THE PARKWAY.

SECTION 2. TERM OF LEASE.

The term of the Lease shall commence on the 1ST day of NOVEMBER, 1996 and continue for FIVE years, terminating on the 31ST day of OCTOBER, 2001. The commencement date and termination date shall be further defined in the addendum to this Lease.

SECTION 3. RENT.

3.0  Initial base rental rate: $18.52 per square foot per year.

3.1 Lessee shall pay Lessor as Base Rent for the Premises the full term sum of THREE HUNDRED NINETY FIVE THOUSAND SEVEN HUNDRED SEVENTY EIGHT AND 86/100 Dollars ($395,778.86). Rent shall be payable in advance, commencing in monthly installments of FOUR THOUSAND SIX HUNDRED FOURTY SEVEN AND 33/100 ($5,968.83) on the first day of each calendar month during the term of this Lease at the offices of Lessor located in the Building or at such other place as Lessor from time to time may designate in writing.

3.2 Lessor acknowledges receipt of and will keep on deposit at all times during the term hereof, the sum of $5,950.00 as security for the payment by Tenant of the rent and all other sums herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease. If at any time during the term hereof, Tenant shall be in default in the performance of any provisions of this Lease, Landlord shall have the right, but shall not be obligated, to use said deposit or so much thereof as necessary, in payment of any rent in default, reimbursement of any expense incurred by Landlord and in payment of any damages incurred by the Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to its original amount. In the event said


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deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant, without interest, within sixty (60) days after the termination of this Lease upon full performance of this Lease by Tenant and vacation of the Premises by Tenant. Landlord shall have the right to commingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to any purchaser of Landlord's interest in the Premises in the event such interest is sold and thereupon Landlord shall be discharged from further liability with respect to such deposit. If the claims of Landlord exceed the amount of said deposit, Tenant shall remain liable for the balance of such claims.

3.3 Lessee shall pay Lessor as additional rent, Lessee's proportionate share of the Operating Costs of the Building for each calendar year, which annual amount shall be adjusted for the first and last calendar years of the term of the Lease based on the number of months of occupancy during each such calendar year.

     a. Lessee's "proportionate share" is defined for purposes of this Lease as the ratio of the total square feet of the Premises leased to Lessee to the total net leasable area in the Building.

     b. "Operating Costs" are defined for purposes of this Lease as the sum of the following for each calendar year:

          i. All general and special real estate taxes, special assessments and other ad valorem taxes, rates, levies and assessments by any government or quasi-governmental authority and all taxes specifically imposed in lieu of any such taxes (but excluding any income, profit or business tax or impost of a personal nature charged or levied against Lessor) payable in respect of such year by Lessor upon or in respect of the Building and the property of which it is a part:

          ii. All costs, charges and expenses payable by Lessor and not directly reimbursed to Lessor, as hereinafter provided, which are directly attributable to the operation, repair and maintenance of the Building or Grounds at ViewPoint, including, but not limited to, janitorial, property management, security, legal/accounting, provided that if any services are not provided by Lessor in a portion of the Building the amount included in respect to such service shall be divided by the difference between the net rentable and the number of square feet in the Building in which Lessor does not provide such service;

          iii. All charges for heat, water, gas, electricity, sewer service and any other utility service used or consumed in the Building or Grounds at ViewPoint and not directly reimbursed to Lessor as hereinafter provided;

          iv. All premiums for fire, extended coverage, vandalism and malicious mischief and other insurance carried by Lessor in such amounts as shall be determined appropriate by Lessor; and


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          v.  That year's amortization of capital costs incurred by Lessor for improvements, structural repairs to the Building or Grounds at ViewPoint required to comply with any change in the laws, or in rules and regulations of any government or quasi-governmental authority having jurisdiction over the Building, or to save labor or otherwise reduce applicable operating expenditures, which costs shall be amortized over the useful life of the improvement or repair.

          vi. If normal operation, maintenance and repair shall, in the judgment of Lessor, require the repair or replacement of an item (such as carpet, extensive repainting, or the like which item exceeds a cost of $2,000.00 and has a reasonable life expectancy of more than one year the duration of which life expectancy exceeds the remaining term of this Lease, (including extension and renewals thereof), then Lessee shall be obligated to pay only its pro-rata share of that portion of the cost of the item times a fraction, the numerator of which is the number of months remaining in the Lease term and any renewal options and the denominator of which shall be the useful life expectancy of the item.

     c. In determining Operating Costs, the costs of the following shall be excluded except as specifically provided above:

            i.  Structural maintenance and repair:  Walls and roof.
           ii.  Repair or replacement resulting from inferior or deficient
          workmanship,   materials or equipment in the initial construction of
          the Building;
          iii.  Interest on or retirement of capital debt;
           iv.  Costs for which Lessor is reimbursed by insurers.
            v. Any costs representing an amount paid to any person, firm, corporation or other entity related to Landlord or any partner thereof which is in excess of the amount which would have been paid in the absence of such relationship, except for a normal and customary property management fee;

3.4 Lessee shall make monthly payments of Operating Costs in an amount equal to one twelfth (1/12) of the previous year's proportionate share of Operating Costs at the same time and in the same manner as the monthly payment of the Base Rent.

SECTION 4.  RENT ADJUSTMENT

4.1 At the end of each lease year, the Base Rent due under the terms of this Lease shall be adjusted. Said adjustment is detailed in Addendum One of this Lease.

4.2 Within Seventy-Five (75) days of the end of each calendar year, Lessor shall compute the difference between the Operating Costs which Lessee has paid during the calendar year and Lessee's actual proportionate share of Operating Costs due and owing for that year and the additional rent based on operating costs shall be adjusted accordingly. The adjusted operating costs for the previous calendar year shall be divided


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by twelve (12) to establish the additional monthly rental based on operating costs during the following calendar year. Upon written request from Lessee, Lessor agrees to provide written reconciliation of Operating Costs to Lessee.

4.3 If Lessee disputes the determination of Operating Costs as determined above or the calculation of any amount payable, Lessee shall give Lessor written notice of such dispute within thirty (30) days after receipt of notice from Lessor of the matter giving rise to the dispute. If Lessee does not give Lessor such notice within such time, Lessee shall have waived its right to dispute the determination or calculation. Promptly after the giving of notice, Lessee shall cause to be made a complete audit of Lessor's records relating to the matter in dispute by independent certified public accountants. The cost of the audit shall be borne by Lessee unless the audit discloses an error which favors Lessor by more than 5% of the amount previously determined, in which event Lessor shall bear the cost of the audit. If the audit reveals that the amount previously determined by Lessor was incorrect, a correction shall be made accordingly. During the pendency of any such dispute, Lessee shall make payments based upon Lessor's determination or calculation until the dispute has been resolved.

SECTION 5.  TAXES.

5.1 Lessee shall pay before delinquency, any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable during the term of this Lease upon Lessee's operations, occupancy or conduct of business on the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located on the Premises.

5.2 Lessor shall pay before delinquency, all general and special real estate taxes, all special assessments and any other ad valorem taxes, rates, charges, levies or assessments levied upon or assessed against the Building or the property on which the Building is located by government or quasi-governmental authority, or any tax specifically imposed in lieu of any such taxes.

SECTION 6.  UTILITIES AND SERVICES.

6.1 Lessor shall, in accordance with standards from time to time prevailing for first-class office buildings in Boulder, Colorado, furnish such heated or cooled air to the Premises and Building as may be reasonably required for the comfortable use and occupancy of the Premises; provide the use of elevators, provide access to and from the Premises, provide routine janitorial services for the Premises and Building, including such window washing as may be in the judgment of Lessor to be reasonably required; and cause electric current to be supplied for lighting the Premises and Building. Lessee shall use such electric current as shall be supplied by Lessor only for lighting, typewriters, adding machines, calculators, small reproduction machines, computers and fax machines and other equipment used in the ordinary course of business and using an ordinary amount of electricity during a normal work day. Lessee shall pay upon demand to Lessor the cost


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of any additional electric current used for other than ordinary business purposes or in any extraordinary amount and if it should appear that such additional electric current is being utilized on a regular basis by Lessee, shall upon demand by Lessor install at Lessor's expense a check meter and shall pay monthly for the use of the additional current as shown on such check meter.

6.2 Lessor shall not be liable for failure to supply any heating, air conditioning, elevator, janitorial or electrical service if by reason of accident, unavailability of employees, repairs, alterations or improvements, strikes, walkouts, riots, acts of God or any other happening beyond the control of Lessor which renders Lessor unable to furnish such services.

6.3 Should Lessee determine that additional janitorial or other services are necessary in the Premises because of the nature of Lessee's business, Lessee shall notify Lessor to arrange such needs. Lessor, at its option, may either provide for such specific services and charge Lessee as additional rent the cost of providing the services, or may permit Lessee to arrange for the provision of such services.

SECTION 7.  INSURANCE

7.1 Lessor shall have and maintain in effect at all times, fire, extended coverage and insurance in such amounts as shall be deemed appropriate by Lessor.

7.2 Lessee shall procure, pay for and maintain comprehensive public liability insurance providing coverage from any loss or damage occasioned by an accident or casualty on the leased Premises in the amount of $1,000,000.00. Certificates of such insurance shall be delivered to Lessor and shall provide that the coverage shall not be changed or canceled without thirty (30) days prior written notice being given to Lessor. Lessee acknowledges that Lessor does not carry insurance with respect to the contents and interior of the leased
Premises and that Lessee assumes all risk with respect to same.

SECTION 8.  IMPROVEMENTS, MAINTENANCE AND REPAIR.

8.1 Lessee shall make all necessary repairs to the Premises and keep all improvements in good condition and repair. All glass and doors on the Premises shall be the responsibility of Lessee. Any replacement or repairs shall be
promptly completed at the expense of Lessee.   At the end of the term of this
Lease, Lessee shall return the Premises to Lessor in as good a condition as when received, except for usual and ordinary wear and tear. Lessee shall be responsible for any repairs or maintenance required for any part of the improvements of which the Premises are a part where such repair or maintenance is necessitated by Lessee or activities conducted by Lessee, Lessee's employees, guests, invitees or any person on the Premises.

8.2 Lessee shall have the right, at its own expense, to make reasonable changes, alterations or improvements in the Premises of a value less than $500.00 provided they in


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no way damage the structure or mechanical systems of the Building.  Lessee shall make no changes or alterations having a value in excess of $500.00 without first having secured the written consent of Lessor, at Lessor's sole discretion.

8.3 All trade fixtures, furniture and equipment installed and electrical fixtures attached to or built upon the Premises by Lessee shall be considered personal property of Lessee and may be removed by Lessee during the term of this Lease, so long as Lessee shall not be in default under any provision of the Lease. Lessee shall repair any damage caused by such removal. All other property attached to or built upon the Premises by Lessee shall become the property of Lessor and shall remain the property of Lessor at the expiration or termination of the Lease.

8.4 Lessee shall permit Lessor at any reasonable time, to enter the Premises to examine and inspect the same or to perform cleaning, maintenance, janitorial services, repairs, additions or alterations as provided in this Lease. Lessor shall have access to the Premises at any time in the event of an emergency. Lessor reserves the right to show the Premises to prospective Lessees at any time during the last 120 day period of this Lease.

8.5 Lessor shall have the right at its election to make any alterations to the Building as it may from time to time deem necessary and desirable so long as such alterations do not unreasonably interfere with Lessee's use and occupancy of the Premises.

SECTION 9.  CONTROL OF COMMON AREAS.

All entrances and exits, parking and common areas and other facilities furnished by Lessor shall at all times be subject to the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce the reasonable rules and regulations, with respect to such facilities and areas.

SECTION 10.  USE OF THE PREMISES.

10.1 Lessee shall use the Premises only as professional business offices or incidental uses thereto. Lessee may use the Premises for other legally permissible business or commercial ventures upon the written approval of Lessor, at Lessor's sole discretion.

10.2 Lessee shall not conduct any auction, fire, bankruptcy or similar sale without the express written approval of Lessor, at Lessor's sole discretion.

10.3 Lessee shall not use the Premises in any manner which would constitute waste, nuisance or unreasonable annoyance to other occupants of the project.

10.4 Lessee shall not do, bring or keep anything on the Premises that would cause the cancellation of any insurance covering the Building. If the rate of any insurance carried by Lessor is increased by the result of Lessor's use, Lessee shall pay to Lessor within ten (10) days of receipt of a certified statement from Lessor's insurance carrier stating that


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the rate of increase was caused by the activity of  Lessee on the Premises a sum equal to the difference between the original premium and the increased premium.

10.5 Lessee shall comply at Lessee's expense with all requirements of any governmental unit having jurisdiction which pertains to the Premises or its use.

10.6 RULES AND REGULATIONS: Lessee agrees to the following rules and regulations of the Lessor: Lessee,
          Will take good care of the premises at all times, keeping them clean and free from danger or damage by fire, open window, open faucets or improper handling of apparatus or equipment of all kinds;
          Will not use any apparatus for any purpose other than that for which the same was constructed;
          Will supervise as may be necessary the use of all supplies furnished by the Lessor to avoid waste;
          Will not attach or detach any shade, blind, screen or awning without Lessor's written consent;
          Will not maintain or permit to be maintained any nuisance upon the leased premises;
          Will not permit sleeping, lodging, immoral or unlawful acts in the leased premises;
          Will comply with all laws, ordinances, orders and regulations of the federal, state and city governments or their respective departments and bureaus and of the Board of Fire Underwriters;
          Will conduct Lessee's business on the leased premises so as not to interfere with any other tenant in the building;
          Will not introduce or operate in the leased premises any equipment which will or may annoy other tenants or increase insurance rates of the building;
          Will permit Lessor to inspect the premises and exhibit the premises to prospective tenants and purchasers;
          Will not permit cooking other than microwave, without the written consent of the Lessor;
          Will not overload the building floors or place thereon, any weight exceeding fifty pounds per square foot;
          Will not place any additional lock on the premises or change any lock placed thereon by Lessor, and upon termination of this tenancy will surrender to the Lessor all keys of the premises and of the building received by Lessee, and will obtain only from Lessor any duplicate key or keys to any part of the premises;
          Will not install any electrical lighting or power equipment in the demised premises without first obtaining the written approval of Lessor and if Lessee installs any electrical equipment that overloads the electric lines in the herein demised premises, Lessee shall either disconnect such equipment or upon Lessor's prior written approval, at Lessee's sole expense, make whatever changes are necessary to comply with the existing laws, regulations and building code


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     requirements and controlling the installation of such electrical equipment and additional electric lines;

          Will abide by all such reasonable rules and regulations as Lessor may now or hereafter make which are according to Lessor's judgment for general good of the building and its tenants;
          Will not attach or display any sign or notice in, to or on the leased premises or other part of the building without Lessor's written consent and any such sign or notice, if approved, shall be painted or affixed by someone also approved by the Lessor and Lessor will furnish and install a reasonable number of names in the directory of the building;
          Will use chair mats under all chairs with caster to protect the carpeting;
          Will not have any animal of any type in the building at any time except for seeing eye dogs;
          Will not smoke in the building at any time.

SECTION 11.  DAMAGE TO PREMISES

11.1 In the event the Premises shall be totally destroyed by fire or other casualty or so badly damaged that it is not feasible to restore, either party shall have the right to terminate this Lease upon written notice to the other.

11.2 Unless caused by Lessee's negligence, if the Premises or Building shall be partially damaged by fire or other casualty but not rendered untenatable, as determined by Lessor, Lessor shall, if it determines to do so, restore the Premises or Building to substantially the same condition as immediately before the destruction and the rent shall be reduced in proportion (proportion being determined by the ratio which the number of square feet damaged or destroyed in the subject Premises bears to the total square feet in the Premises) to the loss of use of the Premises until restoration shall be substantially completed, as reasonably determined by Lessor.

11.3 Unless caused by Lessee's negligence, if the Premises are rendered untenatable by fire or other casualty, Lessee may, at its election, terminate this Lease on the day of the damage. If Lessee elects not to terminate the Lease, the rent shall be reduced in proportion to the loss of use of the Premises by Lessee during such untenatability.

11.4 Lessor shall not be liable for any damage to the property of Lessee or of other property located on the Premises nor for the loss of or damage to any property of Lessee or others by theft or otherwise.

11.5 Lessee shall indemnify Lessor and save Lessor harmless from and against any claims, actions, damages and liability in connection with loss of life, personal injury or damage to property arising from or out of any occurrence on the Premises, or from the occupancy or use of the Premises by Lessee, its agents, contractors, employees, servants or of any other person entering upon the Premises under express or implied invitation of Lessee. In the event of any proceeding at law or in equity wherein Lessor shall be named


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a party to any litigation by reason of Lessee's interest in the Premises or in the event Lessor shall be required to commence any legal proceedings pertaining to the Premises or Lessee's occupancy or relation to the Premises, Lessor shall be allowed and Lessee shall be liable for and shall pay all costs and expenses incurred by Lessor, including a reasonable attorney's fee, as additional rent.

11.6 For purposes of the within agreement "tenantable" and untenantable" shall be determined by Lessor and Lessee in the exercise of their reasonable judgment.

SECTION 12.  BANKRUPTCY, ASSIGNMENT TO CREDITORS, LOSS OF POSSESSION.

12.1 Lessor may terminate Lessee's rights under this Lease without prejudice to any other rights or remedies of Lessor, if:

     a. Lessee is adjudicated a bankrupt, or makes a general assignment for the benefit of creditors, or voluntarily initiates any bankruptcy or similar proceedings; or

     b. A sheriff, Marshall, receiver or keeper takes possession of the Premises by virtue of the appointment of any such officer or receiver by a court of competent jurisdiction, or by virtue of any attachment, execution or lien arising out of a debt of or judgment against Lessee, and the Premises are not released from the possession of such officer or receiver and Lessee restored to possession within one week after demand by Lessor.

12.2 In the event of such termination, neither Lessee nor any person claiming through or under Lessee by virtue of any statute of if any order of any court shall be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises to Lessor.

12.3 Any other language herein to the contrary notwithstanding, the parties acknowledge and agree that in the event Lessor terminates the within Lease, such termination shall not operate and is not intended by the parties, to waive, release, terminate or otherwise relieve Lessee of Lessee's obligation to pay all sums which are or would otherwise become due through the full term of the within Lease, including any extensions or renewals thereof which may be in effect at the time of termination.

SECTION 13.  ASSIGNMENT-SUBLETTING

Lessee may not assign the Lease or sublet the Premises without the written consent of Lessor first being obtained, such consent not to be unreasonably withheld. In the event Lessee wishes to sublease one office in their suite, no consent shall be required from Lessor.


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SECTION 14.  CONDEMNATION

14.1 If at any time during the term of this Lease, the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises or Building are taken by condemnation, this Lease shall remain in effect except that Lessee may elect to terminate the Lease if the Premises are rendered unsuitable for Lessee's continued use of the Premises. If the Lease continues the rent shall be reduced in proportion to the loss of the use of the Premises.

14.2 If Lessee elects to terminate this Lease because the Premises or Building have been partially taken by condemnation rendering the Premises unsuitable for Lessee's continued use of the Premises, Lessee must exercise its right to terminate by giving notice to Lessor within thirty (30) days after the nature and extent of the taking have been finally determined. The termination shall be effective not earlier than thirty (30) days nor later than sixty (60) days after Lessee has notified Lessor of its election to terminate, except that Lessee shall terminate on the date of taking if that date occurs prior to the date of termination as designate by Lessee.

SECTION 15.  SUBORDINATION

Lessee agrees that its Lease rights shall be subordinate to those of any lending institution making any loan upon the property on which the Premises are located. Subordination shall be effective without any further act of Lessee. Lessee shall from time to time on request of Lessor execute and deliver any documents or instruments that may be required by a lender to effectuate any subordination. If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney in fact to execute and deliver any such documents or instruments.

SECTION 16.  DEFAULT-TERMINATION

16.1 In the event of any failure of Lessee to pay any rental or other payment due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Lessee for more than thirty (30) days after written notice of such default, the Lessor may solely at Lessor's option, either bring an action to enforce the Lease and recover any damages incurred or declare this Lease terminated. If terminated, all of the right, title and interest of the Lessee hereunder shall wholly cease and expire and Lessee shall then immediately quit and surrender the Premises and pay Lessor the amount of any damages incurred. In the event of such termination, Lessee shall nevertheless remain obligated to Lessor pursuant to the terms of Lease as more specifically set forth in Section 12.3 hereof.


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16.2  If any default is of such a nature that it cannot with due diligence be cured within thirty (30) days after notice to correct the default, Lessor shall not be entitled to terminate the Lease if the Lessee shall have commenced to cure such default within thirty (30) days and shall thereafter proceed with all due diligence to complete the cure of such default.

16.3 If this Lease is terminated as herein provided and Lessee shall not have immediately quit and surrendered the Premises to Lessor, the Lessee shall be deemed guilty of forcible and unlawful detainer, thereby waiving all notice and Lessor or its agents or servants may immediately or at any time thereafter re-enter the Premises and use any necessary force to remove Lessee, its agents, employees, servants and licensees, without being liable to indictment, prosecution or damages herefore and may repossess and enjoy the Premises, together with all additions, alterations and improvements. Lessor shall also be entitled to the benefits of all provisions of law respecting a speedy recovery of land and tenements held over by Lessee, including proceedings in forcible entry and unlawful detainer.

16.4 If the Premises are left vacant at any time during the term of this Lease and any rent remains unpaid, then Lessor may, without terminating the Lease, relet the whole or any part of said Premises for any unexpired period of time during the term of this Lease, or longer, or from, time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such repairs and changes as may be reasonably required. Lessee shall be liable for the balance of the rent until the expiration of the Lease after being given credit for any rent received. Lessee shall be liable for all reasonable expenses which Lessor may incur as a result of any default by Lessee, including but not limited to the cost of enforcing the Lease, including attorneys' fees; making good any default suffered by Lessee; doing any reasonably required painting, altering or dividing of the Premises; combining the Premises with any adjacent space for any new tenant; putting the same in proper repair; protecting and preserving the Premises; and reletting the Premises, less any net rental received from reletting.

16.5 If lessee should fail to remove all effects from the Premises upon abandonment or upon termination of this Lease for any cause whatsoever, Lessor, at its option, may remove such effects in any manner that it shall choose and store them without liability to Lessee for loss or damage and Lessee agrees to pay Lessor on demand any and all expenses incurred in such removal, including all court costs and attorneys' fees and storage charges on such effects for any length of time they shall be in Lessor's possession. Lessor may, at its option, in the alternative and without notice, sell said effects, at private sale and without legal process and for such prices as Lessor may obtain and apply the proceeds of such sale against any amounts due under this Lease from Lessee to Lessor and against the expenses incident to the removal and sale of said effects, rendering the surplus, if any, to Lessee.

16.6 Lessee acknowledges that late payments by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable for fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed upon Lessor by


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the terms of any encumbrance and note secured by any encumbrance covering the
Premises. Therefore, if any installment of rent due from Lessee is not received by Lessor within ten (10) days of date due, Lessee shall pay Lessor either $25.00 or 3% of the overdue payment, whichever shall be greater as a late fee. In addition, Lessor may collect one tenth(1/10) of one(1) percent per day of any amount more than thirty(30) days past due, from and after the thirtieth(30) day payment is due. Such additional payment shall be due immediately upon demand by Lessor. The parties agree that this late Fee represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, or prevent Lessor from exercising any of the other rights and remedies available to Lessor.

16.7 Any suit brought by Lessor to enforce the collection of any amount due under this article for any one month shall not prejudice Lessor's right to enforce the collection of any further amount due for any subsequent month.

SECTION 17. HOLDING OVER

If, after the expiration of the term of this Lease, Lessee shall remain in possession of the leased Premises and continue to pay rent without a written agreement as to such possession then Lessee shall be deemed to continue in possession on a month-to-month tenancy. The rental rate during such holdover period shall be equivalent to the monthly rental rate paid during the previous month; plus twenty-five percent (25%). No holding over by Lessee shall operate to renew or extend this Lease without the written consent of Lessor.


SECTION 18. QUIET ENJOYMENT

Subject to the terms of this Lease, Lessee, upon paying the Base Rent and additional rent and performing the other terms, covenants and conditions of this Lease, shall and may peaceably and quietly occupy and enjoy the Premises during the term of this Lease. Lessor shall warrant and defend Lessee in the quiet enjoyment and possession of the Premises during the term of this Lease.

SECTION 19. ESTOPPEL CERTIFICATE

Tenant further agrees at any time and from time to time on or before ten(10) days after written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying (to the extent it believes the same to be true) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid, if any,


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

that Tenant claims no present charge, lien, claim or offset against rent, the rent is not prepaid for more than one month in advance and such other matters as may be reasonably required by Landlord, Landlord's mortgagee, or any potential purchaser of the building, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder of any mortgage or deed of trust encumbering any portion of the Building Complex. Tenant's failure to deliver such statement within such time shall be a default under this Lease. Notwithstanding the foregoing, in the event that tenant does not execute the statement required by this Paragraph, Tenant hereby grants to Landlord a power of attorney coupled with an interest to act as Landlord's attorney-in-fact for the purpose of executing such statement or statements required by this Paragraph.

SECTION 20.  NOTICE PROCEDURE

All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing. Any such notice, demand or request to be given to Lessee shall be deemed to have been properly given if served on Lessee or an employee of Lessee or sent to Lessee by United States Registered Mail, Return Receipt Requested, at Lessee's address set forth below or such other place as Lessee may designate in a written notice to Lessor. Any such notice, demand or request to be given to Lessor shall be deemed to have been properly given if served on Lessor or an employee of Lessor, or sent to Lessor by United States Registered Mail, Return Receipt Requested, at such other place as Lessor may designate in a written notice to Lessee. Any notice given by mailing shall be effective as of the date of mailing as shown by the receipt given.

AS TO LESSEE:                                AS TO LESSOR:
 RENAISSANCE ENTERTAINMENT CORP.              JOHN WILKINS
 4410 ARAPAHOE AVE. SUITE 200                 WILKINS ASSOCIATES
 BOULDER, CO  80303                           4430 ARAPAHOE  SUITE 205
                                              BOULDER, CO 80303

SECTION 21.  INTENTIONALLY DELETED


SECTION 22.  WAIVER

No delay or admission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such a right or remedy or be construed as a waiver. Any waiver by Lessor of a default by Lessee must be in writing and shall not be a waiver of any other present or future default concerning the same or any other violation of the Lease.

SECTION 23.  PREVAILING PARTY LANGUAGE

In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, such amount as the court may adjudge reasonable as attorneys' fees. In addition, should it be necessary for Owner to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorneys' fees and court costs reasonably incurred.

SECTION 24.HAZARDOUS MATERIALS

24.1 Tenant shall not cause or permit any Hazardous Material t be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, licensees or invitees, without prior written consent of Landlord (which Landlord shall not unreasonably withhold or delay as long as tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Materials so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises or Building Complex by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord, its agents, employees, legal representatives, successors and assigns, harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses(including, without limitation, diminution in value of the Premises and Building Complex, damages for the loss or restriction on use of any rentable or usable space or of any amenity of the Premises or Building Complex, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, such costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in or about the Building Complex or the soil or ground water on or under the Building complex. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Building Complex caused or permitted by Tenant results in any contamination of any portion thereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building Complex to the condition existing prior to the introduction of any such Hazardous Material, subject to obtaining Landlord's prior written consent to the actions to be taken by Tenant. Landlord may properly require its consent to the selection of the contractors and other experts involved in the inspection, testing and removal or abatement activities, the scope of activities to be performed, the manner and method for performance of such activities and such other matters as may be required or requested by Landlord for the safety of and continued use of the Building Complex and all occupants thereof. The obligations and liabilities of Tenant herein shall survive expiration or termination of this Lease.

24.2 "Hazardous Material", as used in this Lease, shall be construed in its broadest sense and shall include asbestos, other asbestotic material (which is currently or may be designated in the future as a Hazardous Material), any petroleum base products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products (excluding commercially used cleaning materials in ordinary quantities) and any substance or material if defined or designated as hazardous or toxic substance, or other similar term, by any federal, state or local law, statute, regulation, or ordinance affecting the Building Complex or Premises presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time.

24.3 In the event Tenant caused or permits Hazardous Material to be brought upon, kept or used in or about the Premises, with or without Landlord's consent, Landlord shall be entitled to have an environmental audit performed at reasonable intervals during the term, in Landlord's reasonable judgment, the reasonable costs and expense of which shall be paid by Tenant.

SECTION 25.  CONTROLLING LAW.

The Lease and all its terms shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation shall be resolved in Court proceedings instituted in Colorado and in no other jurisdiction.

SECTION 26.  LEASE BINDING UPON SUCCESSORS.

The covenants and agreements in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective successors.

SECTION 27.  EXECUTION IN DUPLICATE.

This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease.

SECTION 28.  PARTIAL INVALIDITY.

If any term, covenant or condition of this Lease or the application thereof shall to any extent be invalid or unenforceable, the remainder of the Lease or the application of such term, covenant or condition to persons or circumstances other than those to which it has been held invalid or unenforceable shall not be affected and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

SECTION 29.  SECTION HEADINGS.


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

All section headings are for the purpose of reference and shall not affect the true meaning and intent of the terms contained in the sections.

SECTION 30.  GUARANTEE OF LEASE -N/A

IN WITNESS OF THIS AGREEMENT, the parties have executed this Lease on the day and year first above written.

LESSOR:  Diana Wilkins                  LESSEE:  Renaissance Entertainment
                                                 Corporation


By: /s/ John Wilkins                             By:  /s/ Miles Silverman
    -----------------------------                     -------------------------
     JOHN WILKINS                                      MILES SILVERMAN
     AUTHORIZED SIGNATURE FOR
     DIANA WILKINS THE OWNER

                                  ADDENDUM ONE

The terms and conditions of this addendum shall supersede and control those terms of the attached lease dated AUGUST 15, 1996 between RENAISSANCE ENTERTAINMENT CORPORATION as Lessee and Diana Wilkins as Lessor, for the lease of 4410 ARAPAHOE AVE. SUITE 200 AND 205, Boulder CO 80303. Both Lessor and Lessee agree to the following:


1.) LESSEE FINISH ALLOWANCE
          Lessor agrees to construct Lessee's space in accordance with the attached Building Standards and Mutual Consent.

2.) BASE RENTAL PAYMENT SCHEDULE
              Months 1-12                             $5,968.83 per month
              Months 13-24                            $6,267.28 per month
              Months 25-36                            $6,580.64 per month
              Months 37-48                            $6,909.67 per month
              Months 49-60                            $7,255.15 per month

3.) COMMENCEMENT DATE DEFINED
          clearly defined as the earlier of the day that the premises are substantially completed or the day a "certificate of occupancy" is issued by the City of Boulder Building Department.

4.) OPTION TO RENEW
          Lessor grants lessee the option to renew this lease for one (1) additional term of five (5) years, Provided the Lessee has been in good standing and has not been in default under the terms of this Lease. Lessee must notify Lessor 120 days prior to the expiration date of this lease of their intent to renew. Lessee's rental payment shall be adjusted during the option at the then current fair market value.

5.) CURRENT LEASE
          Both Lessor and Lessee agree to terminate the Lease dated July 25, 1995 between Diana Wilkins and Renaissance Entertainment Corporation for 4440 Arapahoe Suite 102 by mutual consent. The termination date will be the same day as the commencement date of this Lease.

6.) RIGHT OF FIRST OPPORTUNITY
          Provided that Lessee has been in good standing and has not been in default under the terms and conditions of this Lease, Lessor hereby grants Lessee the right of first refusal to Lease any contiguous and adjacent space for the purposes of expansion as it becomes available on the second floor of the Building upon the terms and conditions set forth by the Lessor. Lessee shall have 72 hours from receipt of written notice to accept the space. Lessee's failure to provide written acceptance within the time allowed shall be deemed rejection of the space and/or waiver of this right.


LESSOR: Diana Wilkins                    LESSEE: Renaissance Entertainment
                                                 Corporation


                                        /s/ [ILLEGIBLE]                  8/21/96
-----------------------------------     ----------------------------------------
BY: John Wilkins               DATE     BY:                                DATE
Authorized signature for
Diana Wilkins


                                                                              2